Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peyton R. Patterson and Ernest J. Verrico, Senior, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Frederick R. Afragola	April 4, 2014
Frederick R. Afragola
Director

/s/ George P. Bauer	April 4, 2014
George P. Bauer
Director

/s/ Richard E. Castiglioni	April 4, 2014
Richard E. Castiglioni
Director

/s/ Eric J. Dale	April 4, 2014
Eric J. Dale
Director

/s/ Blake S. Drexler	April 4, 2014
Blake S. Drexler
Director

/s/ James A. Fieber	April 4, 2014
James A. Fieber
Director

/s/ Mark Fitzgibbon	April 4, 2014
Mark Fitzgibbon
Director

/s/ William J. Fitzpatrick III	April 4, 2014
William J. Fitzpatrick III
Director

/s/ Hugh Halsell	April 4, 2014
Hugh Halsell
Director

/s/ Daniel S. Jones	April 4, 2014
Daniel S. Jones
Director

/s/ Carl R. Kuehner III	April 4, 2014
Carl R. Kuehner III
Director

/s/ Todd Lampert	April 4, 2014
Todd Lampert
Director

/s/ Victor S. Liss	April 4, 2014
Victor S. Liss
Director

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